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                                                                       EXHIBIT 5



                         [ALLEN & GLEDHILL LETTERHEAD]

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                                                 EFS mailbox id : ale7001, ale7003

                                                 e-mail         : a_g@gledhill.com.sg

                                                 Web Site       : http://www.gledhill.com.sg

                                                 Writer's Name  : Christina Ong/Au Huey Ling

Our Ref  : CO/AHL/03941/001                      Writer's Direct Line   : 420 7700/420 7749

                                                 Writer's Direct Fax    : 223 3787

Your Ref :                                       Writer's Direct e-mail : christina.ong@gledhill.com.sg
                                                                          au.hueyling@gledhill.com.sg
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United Test and Assembly Center Ltd,
5, Serangoon North Avenue 5,
Singapore 554916.

                                                             September 28, 2000


                      UNITED TEST AND ASSEMBLY CENTER LTD
                       REGISTRATION STATEMENT ON FORM F-1

1. We have acted as Singapore legal advisers to United Test and Assembly Center Ltd (the "Company"), a company organised under the laws of Singapore, in connection with the registration statement on Form F-1 filed by the Company with the Securities and Exchange Commission ("SEC") in the United States on September 28, 2000, (as amended, the "Registration Statement"), for the registration under the United States Securities Act of 1933, as amended, of ordinary shares of the Company (the "Shares") directly or in the form of American Depositary Shares representing Shares.

2. We have examined the Memorandum of Association and Articles of Association of the Company, such records of the corporate proceedings of the Company as we have deemed relevant, the Registration Statement, the proposed form of the Underwriting Agreement to be entered into between (1) the Company,
(2) Morgan Stanley & Co. Incorporated (for itself and the other several U.S. Underwriters) and (3) Morgan Stanley & Co. International Limited (for itself and the other several International Underwriters) and such other certificates, records and documents as we deemed necessary for the purposes of this opinion.

3.   We have assumed:-

     (i) the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us; and
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     (ii) that copies of the Memorandum and Articles of Association and the
          Certificate of Incorporation of the Company submitted to us for examination are true, complete and up-to-date copies.

     4. Based upon and subject to the foregoing, and subject to any matters not disclosed to us, we are of the opinion that the Shares will be duly authorised and, subject to the approval of the board of directors of the company for the allotment and issue of the Shares being obtained prior to the allotment and issue of the Shares, upon the issue of share certificates representing the Shares in accordance with the Articles of Association of the Company against payment for the Shares, the Shares will be validly issued, fully paid and non-assessable. For the purposes of this opinion we have assumed that the term "non-assessable" in relation to the Shares to be offered means under Singapore law that holders of such Shares, having fully paid up all amounts due on such Shares as to nominal amount and premium thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

5. The statements in the Registration Statement under the caption "Taxation -- Singapore Tax Considerations" insofar as such statements relate to Singapore tax matters currently applicable to holders of Shares who are non-residents of Singapore, fairly summarise the material Singapore tax matters and consequences to such holders of owning the Shares.

6. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the captions "Risk Factors -- Risks Related to Investment in a Foreign Corporation -- It may be difficult for you to enforce any judgment obtained in the United States against us", "Business -- Enforcement of Civil Liabilities", "Taxation -- Singapore Tax Considerations" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended or the rules and regulations of the SEC thereunder.


                                                 Yours faithfully,

                                                 /s/ Allen and Gledhill
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